EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 76 to the Registration Statement (the “Registration Statement”) of MFS Series Trust XV (the “Trust”) (File Nos. 2-96738 and 811-04253), of my opinion dated February 27, 2018, appearing in Post-Effective Amendment No. 68 to the Registrant’s Registration Statement, which was filed with the Securities and Exchange Commission on February 27, 2018.

Susan A. Pereira
Susan A. Pereira
Vice President and Assistant General Counsel

Boston, Massachusetts

February 25, 2022